Execution Copy


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is dated as of November 1, 1999, by and between URBAN COOL NETWORK, INC., a Delaware corporation (the "Company") and RMH CONSULTING CORP., a Florida corporation (the "Consultant").

                              R E C I T A T I O N S


         A. The Company recognizes that the Consultant possesses knowledge and experience regarding the business and operations of the Company. The Company believes that the Consultant's business advice will be beneficial to the Company and wishes to obtain such advice and the benefit of the Consultant's knowledge and experience.

         B. The Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company, subject to the terms and conditions set forth in this Agreement.

                     O P E R A T I V E  P R O V I S I O N S

         In consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:


                                    ARTICLE I
                             ENGAGEMENT OF SERVICES

         1.1 Engagement of Consultant. The Company hereby engages the Consultant and the Consultant hereby agrees to provide consulting services as set forth in
Section 1.2 of this Agreement.

         1.2 Services to be Provided.

             (a) Services. During the term of this Agreement, the Consultant shall make itself available to consult with Jacob R. Miles, III (the "CEO"), upon reasonable notice from the Company, during the Consultant's normal business hours. The Consultant shall report exclusively to the CEO and shall perform such consulting services as shall be requested from time to time by the CEO, including but not limited to, assisting the Company implement its business plans and strategies (except that the Consultant shall not provide services with respect to mergers, acquisitions, financing or recapitalizations unless the CEO and the Consultant reach an agreement with respect thereto) (collectively referred to herein as the "Services").

             (b) Performance of Services. The Consultant is responsible for reasonably determining the method, details and means of performing the Services required under this Agreement. Such consultation may be by telephone, in writing or by other method of communication selected in the reasonable exercise of the Consultant's discretion. Unless otherwise agreed to in writing by the Consultant, the Consultant shall provide the Services required hereunder at Miami, Florida or New York, New York or at such other location or locations which the Consultant and the Company mutually agree. The Consultant shall not be responsible for submitting any oral or written reports as to its methods or progress in performing its duties hereunder; however, the Consultant shall consult with the CEO as reasonably required as to the progress of any matters on which the Consultant may be consulting.

             (c) Extent of Services. During the Term of this Agreement, it is acknowledged and agreed that the Consultant shall provide its services solely on a part-time basis.

         1.3 Term of Agreement. The term of this Agreement shall commence on and be effective as of November 1, 1999 ("Commencement Date") and shall continue for two years after the Commencement Date (the "Term"), unless either party provides to the other written notice terminating this Agreement as of the end of the first year of this Agreement, which notice must be delivered at least 15 days prior to the first anniversary of this Agreement. In addition, if the Company breaches or otherwise terminates this Agreement (other than as provided in the immediately preceding sentence) prior to the end of the Term, the Company acknowledges and agrees to pay to the Consultant, immediately upon such breach or termination, the Compensation which would have otherwise been payable to Consultant for the entire Term less any amounts previously paid.

         1.4 Nature of Consulting Relationship. It is agreed and understood by the parties to this Agreement that, for all purposes, during the term of this Agreement, the Consultant shall serve solely as an independent contractor of the Company, reporting only to the CEO, and shall not be an employee of the Company in any capacity. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and Company. As an independent contractor, the Consultant shall accept any directions issued by the CEO pertaining to the goals to be attained and the results to be achieved by it, but shall be solely responsible for the manner and hours in which it will perform its services under this Agreement.

         1.5 Other Business Activities of Consultant. The Company acknowledges and agrees that the Consultant is an independent contractor who may market and make its services available to a variety of business clients. The rendering of services by the Consultant to the Company hereunder is not to be deemed exclusive, and the Consultant shall be permitted to provide consultation, advice,



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assistance  and/or other services to other business clients while the Consultant is retained by the Company pursuant to this Agreement.


                                   ARTICLE II
                                  COMPENSATION

         2.1 Fees. In consideration for the performance of the Services to be provided by the Consultant, the Company shall pay a fee to the Consultant equal to $6,250 per month, payable in advance on the first day of each month (the "Compensation") during the Term of this Agreement, commencing on the Commencement Date. Notwithstanding the foregoing, no amount of the Compensation shall be currently payable as provided in the foregoing sentence until the earlier of (i) the consummation of the initial public offering of the securities of the Company or (ii) May 1, 2000 (the "Payment Date"). On the Payment Date, the Consultant shall receive, without interest, from the Company all
Compensation that was otherwise due and payble through the Payment Date and shall begin to receive the monthly Compensation as otherwise provided in this Agreement.

         2.2 Additional Compensation.

             (a) In addition to the consideration set forth in Section 2.1, simultaneously with the execution of this Agreement, the Consultant shall receive from the Company stock certificates representing 150,000 shares of common stock, $.01 par value, of the Company (the "Common Stock"). All of the Common Stock shall be subject to a registration rights agreement between the Company and the Consultant, which shall be executed simultaneously with the execution of this Agreement. Any default under such registration rights agreement shall also be a default and breach hereunder. The Company represents and warrants that as of the Commencement Date, the Common Stock has a negative book value per share.

             (b) Notwithstanding the foregoing, if the Company commences an initial public offering of the Common Stock at a price of $9.00 or less per share, then the Company shall issue to the Consultant the number of additional shares of Common Stock equal to (i) $1,500,000, (ii) divided by the price per share of such offering, (iii) less the number of shares issued in subsection 2.2(a).

             (c) So long as the Company has not breached this Agreement, beginning on December 27, 1999 and on the twentieth-seventh day of each of the following three months (ending on March 27, 1999), the Company shall have the right, upon five business days' notice to the Consultant, to repurchase 15,000 shares of the Common Stock granted to Consultant under this Section for an aggregate purchase price of $2,000. Simultaneously with such repurchase, the Company shall pay the purchase price to the Consultant in immediately available funds. The rights to repurchase granted hereunder are separate and distinct and are not cumulative. If purchase price is not received by the Consultant on the date of repurchase, then the repurchase rights granted hereunder are forever forfeited and waived.



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             (d) From time to time,  the Company may also pay to the  Consultant additional compensation, including but not limited to, bonuses, stock options or other similar compensation, at such times and in such amounts as its board of directors may determine.

         2.3 Expense Reimbursement. The Company shall reimburse the Consultant for all reasonable business expenses actually paid or incurred by the Consultant during the Term in the course of and pursuant to the business of the Company, upon proper submission of reasonable supporting documentation (not to include documentation for de minimis amounts) by the Consultant. In addition, the Company shall promptly reimburse the Consultant for all costs and expenses, including, without limitation, reasonable attorney's fees and costs, incurred by the Consultant in connection with the preparation, negotiation and execution of this Agreement, as well as the recovery of expenses pursuant to Section 4.7 below.


                                   ARTICLE III
                                 NON DISCLOSURE


         The Consultant shall not at any time disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Company or any of its subsidiaries or affiliates, or any information concerning the financial condition, assets, personnel, procedures, techniques, customers, sources of leads and methods of obtaining new businesses or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process or to the extent that the Company has approved such disclosure.


                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and the Consultant.

         4.2 Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered both by regular United States mail (first class postage prepaid) and certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by United States mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and facsimile



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numbers (or to such other addresses or facsimile  numbers which such party shall designate in writing to the other party):

         If to the Consultant:      RMH Consulting Corp.
                                    P.O. Box 403303
                                    Miami Beach, Florida 33140
                                    Facsimile: (305) 673-6575
                                    Attn: President

           with copy to:            Greenberg Traurig, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Facsimile: (305) 579-0783
                                    Attn: Phillip J. Kushner, Esq.

         If to the Company:         Urban Cool Network, Inc.
                                    1401 Elm Street
                                    Dallas, Texas  75202
                                    Facsimile: (214) 752-5801
                                    Attn:  Jacob R. Miles, III, Chief
                                           Executive Officer

           with copy to:            Silverman, Collura & Chernis, P.C.
                                    381 Park Avenue South
                                    New York, New York  10016
                                    Facsimile: (212) 779-8858
                                    Attn: Martin C. Licht, Esq.


         4.3 Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Miami-Dade County and the Federal District Court for the Southern District of Florida, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         4.4 Assignment: Successors and Assigns. Neither the Consultant nor the Company may make an assignment of this Agreement or any interest herein (except any interest of the



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Consultant  in the common stock  granted in Article II), by operation of laws or otherwise, without the prior written consent of the other party. If the Company assigns this Agreement without such consent by the Consultant or if the Company sells all or substantially all of its assets or enters into a merger or
consolidation,   then  this  Agreement  shall  immediately   terminate  and  the
Consultant shall immediately be paid by the Company the entire Compensation which would have otherwise been payable to the Consultant for the entire Term, less any amounts previously paid to the Consultant. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         4.5 Waiver. The waiver by any party hereto of the other party's prompt and complete performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         4.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         4.7 Attorneys Fees. In the event that any enforcement action or proceeding, including but not limited to litigation, shall arise between the Company and the Consultant based, in whole or in part, upon this Agreement or any provisions contained herein, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such action or proceeding.

         4.8 Section Headings. The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.




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         4.9 No Third Party  Beneficiary.  Nothing  expressed or implied in this
Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         4.10 No Authority to Bind Company. The Consultant does not and shall not have any authority to enter into any contract or agreement for, on behalf of or in the name of the Company, or to legally bind the Company to any commitment or obligation.

         4.11 Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.


         4.12 Indemnification. To the maximum extent permitted by law, the Company shall indemnify, hold harmless, protect and defend (with counsel reasonably acceptable to Consultant) Consultant and all others who could be liable for the obligations of any of them from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, damages, injuries and









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expenses  (including without  limitation,  actual  attorneys',  consultant's and expert witness' fees and costs at the pre trial, trial and appellate levels and in bankruptcy proceedings) related to, arising out of or resulting from the performance by the Consultant of its obligations and duties hereunder in accordance with the terms hereof, provided, however, that the Company does not hereby agree, and shall not be obligated to, so indemnify the Consultant from any such loss, cost, damage, liability or expense arising out of any act or
omission  of  the  Consultant  or  any  of  its  agents,  officers,   employees,
independent contractors or representatives, which act or omission constitutes gross negligence, willful misconduct or fraud or is in material breach of this Agreement. In addition, the Company shall provide similar coverage for the Consultant under its applicable directors and officers insurance policies and other policies as it provides for its executives performing similar functions and duties. Notwithstanding any other provisions of this Agreement to the contrary, the Company's obligations under this Section shall survive the expiration, termination or cancellation of this Agreement.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the date first above written.

                                       THE COMPANY:

                                       URBAN COOL NETWORK, INC.
                                       a Delaware corporation


                                       By: /s/ Jacob R. Miles, III
                                           ---------------------------------
                                            Jacob R. Miles, III
                                            Chief Executive Officer



                                       THE CONSULTANT:

                                       RMH CONSULTING CORP.,
                                       a Florida corporation


                                       By: /s/ R. Herskowitz
                                           ----------------------------------
                                              Name:
                                              Title:








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                      AMENDMENT NO. 1 TO CONSULTING AGREEMENT

            Amendment No. 1 dated December 3, 1999 to the Consulting Agreement (the "Consulting Agreement") dated as of the 1st day of November, 1999 by Urban Cool Network, Inc. (the "Company") and RMH Consulting Corp. (the "Consultant").

                                W I T N E S S E T H

            WHEREAS, the parties hereto hereby agree that it would be in their mutual best interest to amend the Consulting Agreement in the manner set forth herein;

            NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Consulting Agreement is amended as follows:

      I.    Modifications.

            A.    The following shall be added to the end of paragraph 2.2(c):

                  "Notwithstanding anything contained herein to the contrary, in the event that the Company completes an initial public offering (the "IPO") of the Company's securities, the Consultant agrees (i) not to sell any shares of Common Stock which the Company has the right to repurchase as of the date of the consummation of such initial public offering until 60 days after the effective date of the registration statement in connection with the IPO and (ii) the Company's right to repurchase shares of Common Stock may be exercised by the Company with respect to all of such shares of Common Stock commencing forty five (45) days after the effective date of the registration statement in connection with the initial public offering and terminating 15 days thereafter. The Consultant agrees to the placing of a legend on the shares of Common Stock to reflect the foregoing. In the event that we waive our right to repurchase any of such shares of Common Stock, then the restriction on sale described in 2.2(c)(i) shall also be deemed waived with respect to such shares. The foregoing shall not affect any shares of Common Stock owned by the Consultant as to which the Company's right to repurchase has expired, been waived or that the Company agrees to waive in the future.

      II. Confirmation. Except as expressly specified herein, all other terms, conditions and provisions of the Consulting Agreement are hereby confirmed and shall remain in full force and effect without modification.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    URBAN COOL NETWORK, INC.

                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    RMH CONSULTING CORP.

                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:









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